Exhibit 99.1

News release

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HP Announces Preliminary Fourth Quarter Results; Provides 2009 Outlook

•    Fourth quarter net revenue up 19%, or $5.3 billion, from a year earlier to $33.6 billion

•    Fourth quarter GAAP earnings per share of $0.84, up 4% from $0.81 a year earlier

•    Fourth quarter non-GAAP earnings per share of $1.03, up 20% from $0.86 a year earlier

•    Fiscal 2008 net revenue up 13%, or $14.1 billion, to $118.4 billion

PALO ALTO, Calif., Nov. 18, 2008 – HP today announced preliminary results for the fourth fiscal quarter 2008 with revenue of $33.6 billion, a year-over-year increase of 19% or 16% when adjusted for the effects of currency. Excluding the impact of the EDS acquisition, HP revenue grew 5% year over year or 2% when adjusted for the effects of currency.

In the fourth quarter, preliminary GAAP and non-GAAP diluted earnings per share (EPS) were $0.84 and $1.03, respectively. Non-GAAP EPS estimates exclude after-tax adjustments related to amortization of purchased intangibles, restructuring, in-process R&D and other acquisition-related charges of approximately $0.19 per share.

“HP delivered another solid quarter as it continues to benefit from its global reach, diverse customer base, broad portfolio and numerous cost initiatives,” said Mark Hurd, HP chairman and chief executive officer. “Our ability to execute in a challenging marketplace differentiates HP, enabling it to increase share, expand earnings and emerge from the current economic environment as a stronger force.”

Fiscal 2009 outlook

In providing its outlook for the first fiscal quarter and the full fiscal year 2009, the company has taken into consideration the current economic environment and the relative strength of the U.S. dollar. Based on current currency exchange rates, the company now expects an unfavorable year-over-year currency impact on revenue of approximately 5 percentage points in the first quarter and roughly 6 - 7 percentage points for the full year and this impact is reflected in its outlook.

For the first fiscal quarter of 2009, HP expects revenue of approximately $32.0 billion to $32.5 billion, GAAP diluted EPS in the range of $0.80 to $0.82, and non-GAAP diluted EPS in the range of $0.93 to $0.95. Q109 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.13 per share, related primarily to the amortization of purchased intangibles.

For the full fiscal year 2009, HP expects revenue of approximately $127.5 billion to $130.0 billion, GAAP diluted EPS in the range of $3.38 to $3.53, and non-GAAP diluted EPS in the range of $3.88 to $4.03. FY09 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.50 per share, related primarily to the amortization of purchased intangibles.

HP will provide more detailed information about its fourth quarter and full year results in its previously scheduled Q408 earnings announcement and webcast on Nov. 24. HP is providing this preliminary earnings information due to the current economic environment and its year-end earnings announcement being scheduled to occur later in the month relative to most quarters.

About HP

HP, the world’s largest technology company, provides printing and personal computing products and IT services, software and solutions that simplify the technology experience for consumers and businesses. HP completed its acquisition of EDS on Aug. 26, 2008. More information about HP (NYSE: HPQ) is available at http://www.hp.com/.

Use of non-GAAP financial information

To supplement HP’s historical and forecasted financial results presented on a GAAP basis, HP provides non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share is defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment gains, in-process research and development charges and certain other acquisition-related charges recorded during the relevant period. In addition, non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses non-GAAP diluted earnings per share for purposes of evaluating and forecasting HP’s financial performance. HP believes that providing non-GAAP diluted earnings per share to investors in addition to the related GAAP measure provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. Non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 21, 2008. In particular, determining HP’s actual tax balances and provisions as of October 31, 2008 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

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© 2008 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.